                AGREEMENT FOR SHARE-DENOMINATED PERFORMANCE UNITS
            UNDER THE DEPARTMENT 56, INC. 199{7} STOCK INCENTIVE PLAN

    Grantee: ____________________                           Performance Cycle:________________
    Number of PSPs Granted:______                           Target EPS at Performance Cycle End: $_____

    Minimum Number of PSPs that may be earned:           0% of number set forth above as granted
    Threshold Number of PSPs that may be earned:         25% of number set forth above as granted
    Target Number of PSPs that may be earned:            100% of number set forth above as granted
    Maximum Number of PSPs that may be earned:           150% of number set forth above as granted

1. GENERAL. Pursuant to Section 10.2 of the Company's 199{7} Stock Incentive Plan (the "Plan") and subject to the terms of this Agreement and the Plan, the Company hereby grants to the Grantee the number of Share-denominated Performance Units ("PSPs") set forth above as granted (the "Grant"). The number of PSPs granted and which may be ultimately vested and earned is subject to adjustment for recapitalizations and other events as provided in Section {13} of the Plan. Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. For purposes of this Agreement, (a) the term "person" shall mean an individual, a corporation, a partnership, an association, a trust, a sole proprietorship, a limited liability company, or any other entity or organization, including a government or governmental agency, instrumentality, authority, commission or court, (b) the term "Affiliate" of the Company shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company and (b) the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any person, whether through the ownership of equity interests, by contract or otherwise.

2. VESTING AND DISTRIBUTION OF PSPS.

     2.1 VESTING AND EARNING. Subject to the provisions of this Agreement, the Plan and the specifications for the Grant adopted by the Committee (e.g., vesting percentage formula, and threshold, target and maximum number of PSPs that may be earned by the Grantee under this Grant), as of the last day of the Performance Cycle shown above (the "Performance Cycle"), the Grantee may earn and become vested in a specific percentage of the PSPs covered by the Grant depending upon the extent to which Target EPS at Performance Cycle End (the "Target EPS") as shown above is met as of such date. The determination as to what extent such performance objective is met shall be made with reference to the Company's diluted earnings per Common Share reported in its audited financial statements for the last year of the Performance Cycle. (By way of illustration: if the reported amount of diluted earnings per Common Share for the last fiscal year of the Performance Cycle equals 100% of the Target EPS, then 100% of the number of PSPs set forth above as granted shall be earned and fully vested in the Grantee).

     2.2 DISTRIBUTION OF VESTED AND EARNED GRANT. Distribution of the Grantee's vested and earned PSPs as determined in Section 2.1 hereof shall be made as soon as practicable following the determination of earning and vesting made in accordance with Section 2.1 hereof. Distribution shall be made in the form of Common Shares, cash or a combination of Common Shares, as determined in the sole discretion of the Committee.

     2.3 VALUATION OF VESTED AND EARNED GRANT. . For purposes hereof, to the extent it is paid in cash, the "value" of a vested Grant is equal to the same extent in the total number of PSPs earned and vested, multiplied by the average fair market value of a Common Share. The "average fair market value" shall be determined by totalling the fair market value of a Common Share on each of the last 20 business days including and immediately preceding the last day of the Performance Cycle, and dividing such total by the number 20, with the resulting figure being the average fair market value. The "fair market value" of the Common Share, as such term is used herein, is the highest closing price of a Common Share on the New York Stock Exchange (or other established stock exchange, where applicable) on the applicable date(s) or, if no sale of a Common Share has occurred on such exchange on an applicable date, on the next preceding date on which there was such a sale. In the event the Common Shares are not listed on the New York Stock Exchange (or any other established stock exchange) as of an applicable date for valuation, the "fair market value" is the mean between the "bid" and "asked" prices quoted by a recognized market maker in the Common Shares on such date. For purposes hereof, to the extent it is paid in Common Shares, the "value" of a vested Grant is equal to the same extent in the total number of PSPs earned and vested.

     2.4 WAIVER OF REQUIREMENTS. Notwithstanding any provisions hereof or of the Plan to the contrary, the requirements for vesting and distribution of PSPs may be waived, in whole or part, if it is determined unanimously by the Committee and by two-thirds vote of the members of the Board that waiver of such requirements and distribution of PSPs, and the resulting additional compensation to the Grantee, would be in the best interest of the Company.

     2.5 EFFECT OF CHANGE IN CONTROL. Notwithstanding anything contained in this Agreement to the contrary and unless otherwise provided in the Plan or another agreement between the Company and the Grantee, in the event of a Change in Control all PSPs shall vest and be distributed to the Grantee distributed on the following bases and subject to the following conditions:

          (i) If a Change in Control occurs prior to the last day of the Performance Cycle, the Grantee shall become vested in a number of PSPs hereunder determined as follows:

               A. First, the Company shall be deemed to have achieved the greater of (x) the Target EPS and (y) if the Change in Control occurs after the first quarter of the Performance Cycle, the diluted earnings per Common Share most recently projected by the Company prior to the Change in Control for the last year of the Performance Cycle (or, if no such projection exists, such projection for the next preceding year for which such a projection exists, but in the event no such earlier projection exists, the diluted earnings per Common Share at Performance Cycle End projected by assuming achievement for the remainder of the Performance Cycle of a compound annual growth rate in diluted earnings per Common Share equal to the rate by which diluted earnings per Common Share for the fiscal year ended immediately preceding the date of the Change of Control varied from the prior fiscal year), in each case adjusted to exclude (1) all legal, accounting, investment banking and other costs and expenses incurred or projected by the Company in connection with, or in opposition to, the events resulting in the Change in Control and (2) the projected effect of the Change in Control upon such measurements.

               B.   Next, the result obtained in Clause (A) of this Paragraph
                    (i) is multiplied by a fraction, the numerator of which is the number of months of the Grantee's continuous employment within the Performance Cycle prior to the Change in Control and the denominator of which is the number of months within the entire Performance Cycle.

          (ii) Distribution of the Grantee's vested PSPs as determined in Paragraph (i) hereof shall be made as soon as practicable after the first occurrence of a Change in Control. Such distribution shall be in Common Stock, cash or a mix in the manner provided by
               Section 2.2 hereof and shall be valued as provided in Section 2.3 hereof. Upon the making of any such distribution, this Grant and the underlying PSPs shall be deemed canceled and of no further force and effect.

3. CERTAIN RESTRICTIONS.

     3.1 NON-TRANSFERABILITY. This Grant and the underlying PSPs shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution, or to his or her guardian, executor, administrator or other legal representative (each a "Legal Representative") (all references herein to "Grantee" being deemed to include the Grantee's Legal Representative, if any, unless the context otherwise requires). The terms of such Grant shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee. The Grantee may designate in writing on forms prescribed by and filed with the Company a beneficiary or beneficiaries to receive any benefits payable after his or her death, and may at any time amend or revoke such designation. If no beneficiary designation is in effect at the time of the Grantee's death, payments under this Agreement, if any, shall be made to his or her Legal Representative.

     3.2 EMPLOYMENT TERMINATION. Except as may be agreed between the Committee and the Grantee or otherwise provided in the Plan or another agreement between the Company and the Grantee, if the Grantee shall no longer be employed by the Company or any of its Subsidiaries for any reason whatsoever prior to the end of the Performance Cycle ("Terminated" or a "Termination"), the Grantee shall forfeit any right or entitlement to or in the Grant and the underlying PSPs; PROVIDED, HOWEVER, that if the Termination occurs six (6) months or more after the date this Grant was made but prior to the last day of the Performance Cycle due to the occurrence of the Grantee's death, approved retirement, other approved separation from empoyment, or disability, the Grantee may become vested in a number of PSPs hereunder, the number being determined as follows: A. First, the number of PSPs which would have vested in the Grantee as of the last day of the Performance Cycle had the Grantee remained employed throughout such Performance Cycle shall be calculated upon completion of the Performance Cycle in accordance with Section 2.1 hereof. B. Next, the result obtained in Clause
(A) of this Section 3.2 shall be multiplied by a fraction, the numerator of which is the number of months of such Grantee's continuous employment within the Performance Cycle prior to Termination, and the denominator of which is the number of months within the entire Performance Cycle.

     3.3 SHAREHOLDER RIGHTS. The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Shares which may be paid upon any vesting of the Grant until such Common Shares are actually paid to him or her. The designation and crediting of PSPs to the Grantee before any are earned and paid in Common Shares is solely for the Company's accounting purposes.

4. SPECIFIC PERFORMANCE. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

5. WITHHOLDING. Prior to the issuance of any Common Shares to the Grantee hereunder, the Grantee shall remit to the Company the full amount of any applicable Withholding Taxes. The Company shall have the right to deduct from any distribution of cash to the Grantee any amount necessary in satisfaction of any applicable Withholding Taxes. The Committee may permit a Grantee to elect to satisfy Withholding Taxes relating to the earning and vesting of PSPs by having the Company withhold a sufficent number of Common Shares otherwise payable in respect of the earned and vested PSPs. Any Common Shares so withheld by the Company shall be valued at their per share "fair market value," which shall mean for the purposes of this Section the closing composite transactions listing on the date the Witholding Tax is determined (or such other meaning as the Committee may hereafter adopt).

6. ACKNOWLEDGMENT. The Grantee hereby acknowledges prior receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time. The Grantee hereby acknowledges that he has reviewed the Plan and this Agreement and understands his rights and obligations thereunder and hereunder. The Grantee also acknowledges that he has been provided with such information concerning the Company, the Plan and this Agreement as he and his advisors have requested.


DEPARTMENT 56, INC.



By:
    ---------------------------------------      -------------------------------
                                                 Grantee: